Bank of America 100 North Tryon Street Charlotte, NC 28255 Tel 704.386.5000

Pricing Supplement No. 0331 dated August 30, 2004 (To Prospectus dated April 14, 2004 and Prospectus Supplement dated April 15, 2004)	Rule 424(b)(2) File Number 333-112708

Senior Medium-Term Notes, Series K

Principal Amount: Issue Price: Commission or Discount: Proceeds to Corporation:
   100.00%     0.00%  100.00%
$32,000,000.00 $32,000,000.00 $ 0.00 $32,000,000.00

Agents:	Banc of America Securities LLC, as agent
Original Issue Date:	September 2, 2004
Stated Maturity Date:	January 5, 2020
Cusip #:	06050 MDV6
Form:	Book entry only
Interest Rate:	Fixed
Daycount Convention:	30/360
Base rate:	N/A
Index Maturity:	None
Spread:	None
Initial Interest Rate:	5.45%
Interest Reset Period:	None
Interest Reset Dates:	None
Interest Determination Date:	None
Interest Payment Dates:	The 13th of each March and September, commencing on March 13, 2005 and ending with the interest payment on the Stated Maturity Date.
May the Notes be redeemed by the Corporation prior to maturity?	No
May the Notes be repaid prior to maturity at the option of the holder?	No
Discount Note?	No